UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
THE BABCOCK & WILCOX COMPANY
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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EXPLANATORY NOTE

The following materials supplement the Definitive Proxy Statement filed by The Babcock & Wilcox Company (the “Company”) with the Securities and Exchange Commission on March 20, 2015. Beginning on April 20, 2015, these materials are being provided to certain stockholders of the Company in connection with the solicitation of proxies for the Company’s 2015 Annual Meeting of Stockholders to be held on May 1, 2015.

© 2015 Babcock & Wilcox Company. All Rights Reserved. ? April 2015 Shareholder Outreach 2015 Proxy Season

Safe Harbor
B&W cautions that this presentation contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private
Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements relating to the manner, timing, tax-free nature and expected benefits associated with separating B&W’s power generation business and its government and nuclear operations business into two independent, publicly traded companies, as well as the anticipated management teams and 2015 revenue projections of the separated companies and their ability to create value for their respective shareholders. These forward-
looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, the proposed spin-off may not be completed as anticipated or at all, delays or other difficulties in completing the spin-off, including the inability to satisfy the conditions for completing the spin-off, disruptions experienced with customers and suppliers, the inability of either business to successfully operate independently and the inability to retain key personnel. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see
B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2014 and the Form 10 filing of Babcock & Wilcox Enterprises, Inc.  B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

© 2015 Babcock & Wilcox Company. All Rights Reserved.

© 2015 Babcock & Wilcox Company. All Rights Reserved.

© 2015 Babcock & Wilcox Company. All Rights Reserved.
• B&W: A History of Innovation in Energy Technology and Services
• Sound Operating Performance and Shareholder Value Creation
• 2015 Transition: Spin-Off of the Power Generation Business
• Compensation Structure Linking Pay and Performance While Driving
Shareholder Value
• Executive Compensation Governance in Shareholders’ Interests
• Highly Qualified, Independent Board and Sound Governance
Executive Summary

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© 2015 Babcock & Wilcox Company. All Rights Reserved.
B&W: A History of Innovation in Energy Technology and Services
The Babcock & Wilcox Co. is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets, as well as an advanced technology and mission critical defense contractor
We Operate Across 5 Segments
BWC is a preferred global leader, excelling in the delivery of advanced energy and operational solutions by:
Being spun-out in 2015
Delivering innovative technologies and solutions to fulfill the needs of our customers.
Providing a challenging, rewarding, and safe work environment for our employees.
Generating increasing value for our stakeholders.
Power Generation
• Environmental /
emissions control
systems
• Fossil fuel-fired power
generation
• Service, operation and
maintenance
• Renewable power
generation
• Industrial environmental
equipment / solutions
Nuclear Energy
• Nuclear component
design, manufacture and
installation
• Component inspection,
maintenance and repair
• Design services
• Specialized tooling
design
Nuclear Operations
• Virginia-Class submarine
program
• Ford-Class carrier
program
• Refueling
• Fuel processing and
fabrication
• HEU downblending
Technical Services
• Safe nuclear operations
management
• Secure nuclear material
handling, storage and
waste management
• Leadership of high-
consequence, nuclear
laboratories
mPower
• Small modular reactor
(SMR) design

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© 2015 Babcock & Wilcox Company. All Rights Reserved.
Focus on Improving Operating Performance and Transforming
Long-Term Strategy in a Challenging Market Environment
2014 Business and Financial Highlights
•
Nuclear Operations Group segment continued to have strong performance, setting records for revenue and operating income
•
Challenging Commercial Market Environment
Long-Term Strategic Transformation Underway
•
Restructured mPower (small modular reactor program) to significantly reduce spending
•
Global Competitiveness Initiative (GCI) designed to enhance B&W’s core competitiveness by reducing complexity, improving efficiency, and aligning operations and structure with competitive landscape
•
Restructure the Nuclear Energy segment by exiting projects business and reducing headcount and manufacturing footprint
•
Margin improvement program targeting 200 – 300bp improvement in operating margin for PGG
•
Created a global sales organization to drive international growth of new renewable waste to energy and coal plant sales
•
Acquired MEGTEC to create new growth opportunity in an adjacent market for industrial environmental controls
•
Decision to spin-off Power Generation business
Low natural gas price and increasing regulatory pressure created headwinds for both nuclear and coal units
Close to achieving total annual savings of approximately $75 million

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© 2015 Babcock & Wilcox Company. All Rights Reserved.
Dividends Per Share
Adj. EPS Attributed
to B&W, Diluted
1
Share Repurchases ($M)
Shareholder Value Creation in Challenging Market
Delivering Value to Shareholders Through Dividends and Share Repurchases
Growth in Backlog Will Catalyze Revenue Growth in 2015
1) See appendix for Reconciliation of Non-GAAP EPS
($ in thousands)
$3,291 $3,269
$2,923
$5,749
$4,590
$5,292
2012 2013 2014
Revenues Backlog
$96.8
$157.1
$149.8
2012 2013 2014
$2.17
$2.27
$2.03
2012 2013 2014
$0.08
$0.34
$0.40
2012 2013 2014

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© 2015 Babcock & Wilcox Company. All Rights Reserved.
Driving Shareholder Value Through the Spin-Off
Plans to Spin-Off Power Generation Business Strategic Benefits of Spin-Off
•
In November 2014, B&W announced plans to spin-off the
company’s Power Generation business
•
Tax-free spin-off to B&W shareholders
•
Post-transaction, shareholders will own 100% of two
independent, publicly traded companies:
–
BWX Technologies, Inc. (“BWXT” concurrent with
the spin-off will be renamed from “The Babcock &
Wilcox Company”)
–
Babcock & Wilcox Enterprises, Inc.
(currently Power Generation Group)
Tax-free spin-off of the Company’s Power Generation business to B&W’s shareholders is expected to be completed in mid-2015
Efficient
Capital
Allocation
Independent
Strategies
Equity Market
Alignment
Focused
Management
Flexibility to deploy and execute a focused
capital structure consistent with the
strategic priorities of each business
Increased opportunities to pursue external
growth strategies as independent
companies
Ability to attract an investor base suited to
the particular operational and financial
characteristics of each company
Greater management focus on the distinct
businesses of Power Generation and
Government & Nuclear Operations

B&W
thebabcock&wilcoxcompany

B&W thebabcock&wilcoxcompany

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Two Publicly Traded Companies in Mid-2015
Government & Nuclear Operations
Headquarters: Lynchburg, VA
Incorporation: Delaware
Executive Chairman:
John A. Fees
CEO: Peyton S. Baker
Projected 2015 revenue: $1.4B
# of Employees: ~5,300
BWX Technologies, Inc.
Power Generation
Headquarters: Charlotte, NC
Incorporation: Delaware
Chairman & CEO: E. James Ferland
Projected 2015 revenue: $1.7B
# of Employees: ~5,700
Babcock & Wilcox Enterprises, Inc.

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© 2015 Babcock & Wilcox Company. All Rights Reserved.
Executive Compensation Program Puts Majority of Pay at Risk
Compensation program is designed to:
Incent and reward annual- and long-term performance
Align interests of B&W executives with shareholders
Attract and retain well-qualified executives
Base Salary
B&W seeks to provide reasonable and competitive compensation within a “pay-for-performance” framework
2014 CEO Target Total Direct Compensation 2014 All Other NEOs Total Direct Compensation
68% of CEO Pay is
Performance Based
56% of NEO Pay is
Performance Based
Base Salary
16%
RSUs 17%
Options 17%
Performance
RSUs 35%
Annual
Incentive 15%
33%
RSUs
12%
Options
12%
Performance
RSUs 23%
Annual
Incentive 21%

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© 2015 Babcock & Wilcox Company. All Rights Reserved.
2014 Elements of Executive Compensation Program
Long-Term
Incentive
Retirement
Benefits
• Defined benefit pension plan (closed to new participants in
2006; benefits to be frozen 12/31/15)
• 401(k) plans
• Supplemental Executive Retirement Plan
Base Salary
• Annual fixed cash compensation
Annual
Incentive
• Cash-based compensation
• Based on a mix of financial, safety and individual goals
• 100% performance-based
Other Benefits
• Financial planning and executive physical
• Company-subsidized medical; employee-paid dental,
vision, disability and life insurance
• Change-in-control agreements and severance plan
• Long-term (typically 3 years) stock-based compensation
• Mix of performance-based awards (performance restricted
stock units and stock options) and time-based awards
(restricted stock units)
• Provide means for participants to build
retirement savings over long B&W careers
• Attract and retain qualified talent
• Incent/reward annual performance
• Promote productivity and well being
• Incent/reward long-term performance
• Align interest of executive with stockholders
via opportunities to build stock ownership
Element Description  / Characteristics
Primary Objectives

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© 2015 Babcock & Wilcox Company. All Rights Reserved.
2014 Incentive Plan Structure Links Executive Compensation
to Financial and Stock Performance
Pay Element
Annual
Incentive
Components
Operating Income
(45% weighting)
Long-Term
Equity Based
Incentives
Performance-Based RSUs
(50%)
RSUs (25%)
Performance Link
Cash
Long-Term Stock
Performance
Three-Year Average ROIC
(40%)
3-Year Relative TSR (20%)
Annual ROIC
(25%)
Stock Options (25%)
Individual (20%)
If Operating Income is
not achieved at
threshold performance,
no bonus plan is paid
Cumulative EPS (40%)
Safety Performance (10%)
Pre-Set Measurable Goals

© 2015 Babcock & Wilcox Company. All Rights Reserved. © 2015 Babcock & Wilcox Company. All Rights Reserved.

© 2015 Babcock & Wilcox Company. All Rights Reserved.
2014 Pay Outcomes Demonstrate Alignment with Performance
CEO’s 2012-14 long-term performance share grant did not vest after three-year performance period ended 2014 when performance targets were not achieved
CEO’s 4-year vesting restricted stock, one-time sign-on grant (granted in 2012) is tracking in line with company’s lower stock price through 2014
Annual bonus pool does not fund if threshold financial metric (operating income) is not achieved
Board has authority to apply negative discretion to the annual bonus program within 162m framework, and has used it historically including in 2014
Performance targets were selected and set at challenging levels through rigorous process to reflect rapidly changing markets and company transformation
2012-14 Long-Term Equity Grants Paid Out at Zero After Missing 3-Year Performance Targets on
Average ROIC and Cumulative Adjusted EPS
Bottoms up process that starts with management teams
Top down review by senior management and Board to create challenging targets
Process is aligned and benchmarked with peer group plan structure

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© 2015 Babcock & Wilcox Company. All Rights Reserved.
Thorough Process for Setting Compensation that Reflects
Challenging Metrics and Rapidly Changing Market
Approach to Setting Executive Compensation
•
Compensation Value – Broad Peer Group of 300 industrial companies
•
Compensation Structure – Custom Peer Group of 16 Companies
Why We Choose Financial Metrics
Compensation Levels are Benchmarked to Reasonably Sized Peers in Relevant Industries;
Significantly Larger Peers Are Used for Benchmarking Pay Practices,
And Not For Setting Pay Levels
Total direct compensation for NEOs targeted at median of a broad survey of over 300 general industrial companies
Data is adjusted using regression analysis based on revenues to account for company size
Supports decisions around pay design and metrics
Includes companies where we compete for talent in the engineering and construction, aerospace and defense, heavy electrical equipment and industrial machinery industries
Reviewed peer group for 2014; two companies were removed due to higher revenue and/or market cap
Operating Income
Overall profitability of enterprise
Aligned with share price movement
Maximum utilization of company assets
Commonly used performance metric
Correlation to stock price
Return on Invested Capital
Cumulative Earnings per Share
Total Shareholder Return
Prevalent performance measure
Increases alignment with shareholders
Responsive to shareholder input on metric selection
Metrics and process for setting goals are benchmarked
against peer group practices
Metrics Benchmarked to Industry Peers

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© 2015 Babcock & Wilcox Company. All Rights Reserved.
1
2
5
6
7
8
3
4
Executive Compensation Governance in Shareholders’ Interests
Align pay with performance
Strong stock ownership guidelines (5x base salary for CEO)
Limited perquisites, each with direct business purpose
Clawback provisions in annual and long-term incentive compensation
Robust anti-hedging and pledging provisions
Double-trigger change-in-control severance arrangements for executives; with exception for broad-based employee stock program
No tax gross-ups on change-in-control benefits
Fully independent compensation committee and compensation consultant

CEO
11%
Indepen
dent
89%

thebabcock&wilcoxcompany

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© 2015 Babcock & Wilcox Company. All Rights Reserved.
Highly Qualified, Independent Board and Sound Governance
Majority of Board Independent Key Governance Attributes
Directors Have Powerful Combined Skill Set
Corporate Governance
Nuclear Power / Fossil
Fuel Generation
Audit
Former CEOs & CFOs
Multinational
Operations
Government Sector
Experience
1. Focus on Board renewal, 3 new Directors over the past
two years bringing fresh perspective to the boardroom
2. Strong Lead Independent Director provides additional
independent oversight through a range of responsibilities
3. All directors own stock in accordance with our ownership
guidelines (5x annual base retainer)
4. Majority voting policy for the election of directors increases accountability to shareholders
Engineering
Utility Generation
Corporate Strategy
Manufacturing
Legal
M&A

© 2015 Babcock & Wilcox Company. All Rights Reserved. © 2015 Babcock & Wilcox Company. All Rights Reserved. © 2015 Babcock & Wilcox Company. All Rights Reserved. Appendix

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© 2015 Babcock & Wilcox Company. All Rights Reserved.
Reconciliation of Non-GAAP EPS and Operating Income
*Note: May not foot due to rounding
GAAP Spin Costs
Centrus
Gain, net
Impairment Litigation
Pension &
OPEB MTM
(Gain) / Loss
Restructuring
&
Acquisitions Non-GAAP
Operating Income (2.6) $           6.1 $            - $            16.1 $           241.2 $          57.7 $           318.4 $
Other Income / (Expense) 8.1 - (14.4) - 0.5 - (5.8)
Income Tax (Expense) / Benefit 16.0 (2.3) - (4.3) (89.6) (19.6) (99.8)
Net Income (Loss) 21.5 $           3.7 $            (14.4) $          11.8 $           152.1 $          38.1 $           212.8 $
Net Loss Attributable to Non-Controlling Interest 7.9 - - - - - 7.9
Net Income (Loss) Attributable to The Babcock & Wilcox Company 29.4 $           3.7 $            (14.4) $          11.8 $           152.1 $          38.1 $           220.7 $
Diluted Earnings per Common Share 0.27 $           0.03 $           (0.13) $          0.11 $           1.40 $           0.35 $           2.03 $
Tax Rate (292.6%) 31.9%
GAAP
One-time tax
(Benefit) /
Charges
Impairment
Charges Litigation
Pension &
OPEB MTM
(Gain) / Loss
Restructuring
&
Acquisitions Non-GAAP
Operating Income 536.4 $         - $            - $            - $            (222.7) $         39.6 $           353.2 $
Other Income / (Expense) (19.2) - 19.1 - (0.2) - (0.2)
Income Tax (Expense) / Benefit (184.6) 6.3 - - 80.4 (13.2) (111.1)
Net Income (Loss) 332.6 $         6.3 $            19.1 $           - $            (142.5) $         26.4 $           241.9
Net Loss Attributable to Non-Controlling Interest 13.5 - - - - - 13.5
Net Income (Loss) Attributable to The Babcock & Wilcox Company 346.1 $         6.3 $            19.1 $           - $            (142.5) $         26.4 $           255.3
Diluted Earnings per Common Share 3.07 $           0.06 $           0.17 $           - $            (1.26) $          0.23 $           2.27 $
Tax Rate 35.7% 31.5%
Twelve Months Ended December 31, 2013
Twelve Months Ended December 31, 2014

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© 2015 Babcock & Wilcox Company. All Rights Reserved.
Reconciliation of Non-GAAP EPS and Operating Income (Cont’d)
*Note: May not foot due to rounding
Twelve Months Ended December 31, 2012
GAAP
One-time tax
(Benefit) /
Charges
Impairment
Charges Litigation
Pension &
OPEB MTM
(Gain) / Loss
Restructuring
&
Acquisitions Non-GAAP
Operating Income (Loss) 346.6 $         - $            2.6 $            - $            31.9 $           - $             381.1 $
Other Income / (Expense) (27.2) - 27.0 - 0.2 - (0.0)
Provision for Income Taxes (101.9) (18.5) (1.0) - (11.0) - (132.4)
Net Income (Loss) 217.6 (18.5) 28.6 - $            21.1 - 248.7
Net Loss Attributable to Non-Controlling Interest 10.1 - - - - - 10.1
Net Income Attributable to The Babcock & Wilcox Company 227.7 $         (18.5) $          28.6 $           - $            21.1 $           - $             258.8 $
Diluted Earnings per Common Share 1.91 $           (0.16) $          0.24 $           - $            0.18 $           - $             2.17 $
Tax Rate 31.9% n/a 3.4% 34.3% 34.7%

Please reach out with any questions Jenny Apker VP Treasury & Investor Relations Office: 704.625.4937 Email: jlapker@babcock.com © 2015 Babcock & Wilcox Company. All Rights Reserved.